Exhibit 10.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

ADVISORY SERVICES AGREEMENT

Retension Pharmaceuticals, Inc.

c/o Redux Therapeutics, LLC

902 Turkey Run Road

McLean, Virginia 22101

Attention: Eric L. Keller, CEO

Dear Mr. Keller:

This advisory services agreement (this “Agreement”) is made effective as of September 1, 2025 (the “Effective Date”), and is by and between Retension Pharmaceuticals, Inc. (the “Company”) and Collage Venture Partners, LLC (“Collage”). This Agreement confirms the engagement by on a non-exclusive (unless otherwise hereafter agreed upon by the parties, e.g., in connection with any particular Financing (defined in Section 1(a) below)) basis, to provide certain services (the “Services”) to the Company as set forth below.

1. Scope of Services.

(a) The Company desires for Collage to advise the Company on certain financial and strategic matters and, should Collage agree to do so in its sole discretion, to introduce to the Company, or have communications about a Financing (as defined below) involving the Company with, potential investor(s) listed on Exhibit A attached hereto, which is incorporated herein by this reference (together with all other persons with respect to which the Company has previously paid Collage a placement fee with respect to earlier financings by the Company where Collage (or its predecessor Collage Partners, a division of CIM Securities, LLC) served as the Company’s placement agent, and any and all subsidiaries or affiliates of any of the foregoing, the “Investors”) in connection with (i) one or more potential private offerings of equity or equity-linked securities of the Company or simple agreement for future equity of Company, including securities that are by their terms convertible into equity securities of the Company to investor(s) (each, a “Financing”), and (ii) a potential transaction or series of related transactions whereby, directly or indirectly, more than 50% (or at least some substantial portion) of Company’s equity securities or equity securities voting power or substantially all or a substantial portion of Company’s business or assets are transferred for consideration, including, without limitation: (x) a sale, acquisition or exchange of stock (including shares issuable upon conversion of any securities convertible into stock) of Company after which the equity holders of Company before such sale own less than 50% of Company (a “Change of Control”); (y) a sale, acquisition, licensing, or exchange of all or substantially all the Company’s assets (as “Asset Sale”); and (z) a merger, consolidation or reorganization, tender offer, leveraged buyout, joint venture, working interest joint venture or business combination that result in a transaction or series of related transactions that results in a Change of Control or an Asset Sale (each, a “Transaction”). As used in this Agreement, the terms “affiliate” and “affiliates” have the same meanings given to such terms by the Securities and Exchange Act of 1934, as amended. Exhibit A may be amended and supplemented from time to time to add additional Investors with the prior written approval of each of the parties hereto (which approval may be confirmed by email exchange between principals of the Company (e.g., [***]) and Collage (e.g., [***])), provided, that Exhibit A is supplemented promptly to include such approved Investors.

(b) The Company hereby provides Collage with the non-exclusive right, until the termination of this Agreement, to introduce Investors to the Company. The parties acknowledge and agree that Collage is only being engaged to provide the Services to the Company pursuant to this Agreement and is not required under this Agreement to provide any services for the Company as a placement agent, underwriter, or broker in connection with the Transactions or otherwise. It is understood and acknowledged that Collage may be engaged for any such other purpose under a separate written agreement with the Company and, in connection with a Transaction, upon either party’s reasonable request, the parties agree to work together in good faith and using commercially reasonable efforts to enter into such other underwriting agreement, placement agency agreement and/or purchase agreement as either party deems from time to time necessary or advisable and in a form and substance reasonably acceptable to the parties. Further, the Company shall have the right to retain other persons to perform the same or similar services as the Services provided by Collage pursuant to this Agreement; provided that the Company shall provide Collage with notice of any such retention by the Company, as well as such other information in connection therewith as Collage may from time to time reasonably request.

(c) In providing the Services, Collage shall only conduct investor outreach activities to introduce the Company to the Investors for a potential transaction, each of which shall have been pre-approved by the Company in writing (which may include email confirmation) and Collage reasonably believes qualify as an “accredited investor” as defined under Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”), including banks, savings and loan associations, insurance companies, registered investment companies, registered investment advisors, governmental entities, employee benefit plans, qualified plans as defined in Section 3(a)(12)(C) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), members of FINRA, and qualified institutional buyers; provided that no pre-approval by the Company shall be required for Collage to introduce the Company to Retail Investors. “Retail Investors” means any person who is an individual or any entity formed for the specific purpose of acquiring securities in a Financing, in each case, that Collage reasonably believes qualifies as an “accredited investor” as defined under Rule 501(a) of the Securities Act.

(d) The Company hereby provides Collage with the non-exclusive right, until the termination of this Agreement, to introduce Investors to the Company. The parties acknowledge and agree that Collage is only being engaged to provide the Services to the Company pursuant to this Agreement and is not required under this Agreement to provide any services for the Company as a placement agent, underwriter, or broker in connection with the Transactions or otherwise. It is understood and acknowledged that Collage may be engaged for any such other purpose under a separate written agreement with the Company and, in connection with a Transaction, upon either party’s reasonable request, the parties agree to work together in good faith and using commercially reasonable efforts to enter into such other underwriting agreement, placement agency agreement and/or purchase agreement as either party deems from time to time necessary or advisable and in a form and substance reasonably acceptable to the parties. Further, the Company shall have the right to retain other persons to perform the same or similar services as the Services provided by Collage pursuant to this Agreement; provided that the Company shall provide Collage with notice of any such retention by the Company, as well as such other information in connection therewith as Collage may from time-to-time reasonably request.

(e) The terms and conditions of any Transaction will be determined by the Company in its sole discretion, which may include consultation with Collage at the Company’s request before such Transaction terms are offered to investors, subject to prevailing market conditions and the outcome of any party’s due diligence investigation. This Agreement does not obligate either party to proceed with or close any Transaction.

(f) Upon Collage’s reasonable request from time to time with respect to any Financing, all funds for subscriptions received from such Financing will be transmitted directly by any prospective investor to FirstBank, or another agent mutually acceptable to the parties (the “Escrow Agent”) and deposited into a non-interest bearing escrow account (the “Escrow Account”) established on terms acceptable to the Company, Collage and the Escrow Agent for such purposes. With regard to any such Escrow Account, the Escrow Agent shall be required to follow the written instructions submitted by the Company and Collage and disburse any applicable funds simultaneously to the payees by wire transfer (or other appropriate method) at the time of a closing of a Financing. Delivery of payment for any accepted prospective investors’ subscriptions from the funds held in an Escrow Account will be made by wire transfer from the Escrow Agent to the Company at any applicable closing against delivery by the Company of any applicable securities, which wire transfer shall be net of amounts due to Collage hereunder. The Company shall instruct the Escrow Agent to wire all amounts owing to Collage or its designees, if Collage so directs, simultaneously with the wire of funds from the accepted prospective investors’ subscriptions to Company. If the Company rejects a prospective investor’s subscription in whole or in part or if Collage reasonably requests the prompt return of a prospective investor’s subscription in whole (e.g., because Collage, in its reasonable discretion, determines that such prospective investor is not or is unlikely to be an accredited investor), the Company and Collage shall direct the Escrow Agent in writing to cause all monies received in the Escrow Account from such prospective investor for the applicable securities to be promptly returned to such prospective investor, without interest or deduction. If a closing has not occurred on or before the end of the Term for any reason, the Escrow Agent shall be and hereby is expressly permitted and directed by the parties, and the parties hereby agree to and shall provide written direction to the Escrow Agent, to cause all funds received from prospective investors that subscribed for any applicable securities to be promptly returned to such persons without interest or deduction, unless the Term is extended as permitted hereby. Any and all purchases of the securities in a Financing by the Company’s officers, directors and employees or Collage and its affiliates (as well as any of the other parties or their affiliates) may be used to satisfy any minimum amount with respect to such Financing.

(g) The Company will be responsible for any applicable “blue sky” filings in the United States or similar notice filings in jurisdictions where securities in a Financing are permissibly offered consistent with the applicable private placement regime.

2. Remuneration. For the Services rendered by Collage pursuant to this Agreement, the Company agrees to and shall pay Collage the following:

(a) Advisory Fee. The Company shall pay to Collage a monthly fee of $30,000 (the “Advisory Fee”) per month for a period of six months beginning on the Effective Date (the “Initial Period”). Collage will invoice the Company for the first Advisory Fee fifteen (15) days after the Effective Date and will invoice the Company for each subsequent Advisory Fee in 30-day intervals thereafter. Each Advisory Fee shall be paid to Collage within fifteen days (15) days after the applicable invoice date. Collage shall, upon request, provide the Company with an invoice for each Advisory Fee. After the Initial Period, the Company shall have the right to elect to continue paying the Advisory Fee in exchange for the above Services on a month-to-month basis. Any Advisory Fee paid shall be non-refundable provided that such Advisory Fee shall be credited against any other fees payable under this Agreement, except for the portion of any Financing Fee up to the [***]% Threshold; provided, however, that the Advisory Fee shall be credited against any portion of the Financing Fee above the [***]% Fee Threshold.

(b) Financing Fee. Out of the proceeds paid to the Company in any and all Financing(s) that are consummated on or after the Effective Date (including that certain Financing that the Company is engaged in as of the Effective Date with regard to the issuance of the Company’s Series B Preferred Stock), a cash fee (the “Financing Fee”) equal to [***]. The term “Proceeds” means the aggregate gross purchase price paid by Investors at the initial and any subsequent closings of any and all Financing(s) with regard to the issuance and sale of by the Company of its securities in such Financing(s).

(c) Financing Warrants. As additional compensation with respect to Financing(s) that are consummated on or after the Effective Date, the Company shall issue to Collage or its designees warrants (the “Financing Warrants”) to purchase an aggregate number of shares of common stock of the Company (the “Common Stock”) equal to [***]. The exercise price per share of the Financing Warrants will be equal to a 5% premium to the price per share of the securities (or, if applicable, the elective, fixed or other similar type of conversion price set forth in such securities) sold to Investors in the Financing (the “Exercise Price”). The Financing Warrants will be exercisable immediately after the date of issuance as to the portion earned as of such date and will expire ten years after the date of issuance. The Financing Warrants will be transferable subject to applicable laws, and shall include at least piggyback registration rights, cashless exercise and proportional adjustments for stock splits and similar recapitalization events, and other customary provisions reasonably acceptable to the parties. Additionally, the Exercise Price of the Financing Warrants shall be subject to adjustment for the same events that actually cause a conversion price adjustment to the securities sold to Investors in the Financings as a result of an issuance (or deemed issuance) below the Exercise Price, and the adjustment to the Exercise Price shall be proportional to the adjustment in the conversion price of the securities sold to Investors in the Financings. Company will have no right to redeem the Financing Warrants. Payment to Collage of the Financing Fee via wire transfer of immediately available funds (or in such other manner as Collage may direct) and issuance of Financing Warrants is due at and the closing of a Financing, unless this condition is waived, in full or in part, by Collage in its sole discretion, in which case such payment and issuance shall be due promptly (and in no event more than three business days) following the time that Collage requests such payment or issuance. To the extent there is more than one closing in a Financing, payment of the proportional amount of any Financing Fee relating to such closing will be made out of the proceeds of subscriptions for the securities sold to Investors at such closing as a condition to such closing, and the Company shall issue a proportionate number of Financing Warrants relating to such closing unless otherwise agreed by the parties.

(d) Transaction Fee. In the event that an Investor completes a Transaction during the Term or the Tail Period (as defined below), Collage shall receive a cash fee equal to: [***]. The Company Transaction Fee shall be paid via wire transfer of immediately available funds (or in such other manner as Collage may direct in writing) directly to Collage by Company upon each closing of a Transaction. As used in this Agreement, “Aggregate Consideration” for a transaction(s) means the total value of all cash, securities, and other consideration in any form paid directly or indirectly, by an Investor to Company or the holders of its equity securities in connection with the Transaction(s), or the amount contributed by an Investor in a joint venture or working interest joint venture with Company or any of its successors or affiliates, plus the amount of any debt or preferred stock assumed, acquired, redeemed, or repaid, directly or indirectly, for or on behalf of Company by the Investor in connection with the closing of the transaction(s) (excluding previously scheduled redemptions or repayments, or any redemptions or repayments in an amount that is consistent with the amount of redemptions or repayments by Company in the prior two years, or in connection with the transaction(s) or which remains on Company’s financial statements at the time of the transaction(s)) and including, without limitation or duplication, to the extent in connection with or in contemplation of the transaction(s),amounts paid into escrow, consideration that is contingent upon the occurrence of some future event (e.g., realization of earnings projections, including the present value of any expected future earn-out payments) only to the extent paid out to the Company and its stockholders, and the aggregate amount of any dividends or other distributions declared by Company other than regularly scheduled dividends, and amounts paid by Company to repurchase any securities of Company (other than pre-existing, ordinary course programs). In calculating Aggregate Consideration, any shares or other equity issuable on exercise of “in-the-money” options, warrants or other “in-the-money” rights of conversion shall be deemed to be acquired by such Investor for the same consideration paid or to be paid with respect to such shares.

(e) Licensing Transaction. Collage shall receive a cash fee equal to [***] of the Aggregate Licensing Transaction Payments (defined below) in any Licensing Transaction consummated during the Term or the Tail Period (as defined below) (the “Licensing Transaction Fee”). As used in this Agreement, “Aggregate Licensing Transaction Payments” means [***] of the sum of (i) the gross amount of any upfront cash paid by an Investor to the Company that may be used in the Company’s discretion, plus (ii) to the extent applicable, during the first 3 years, the gross amount of any performance based cash payments, including milestone and royalty payments, paid to the Company in such Licensing Transaction, but excluding, without limitation, non-discretionary payments such as research, development and clinical fees and expenses, plus (iii) to the extent applicable, the gross cash proceeds received by the Company with regard to any securities purchased by such Investor as part of or in connection with such Licensing Transaction.

(f) Tail Compensation. During the Tail Period, Collage shall be entitled to receive, and the Company shall pay to Collage, tail fees (the “Tail Financing Fees”) calculated in the manner (mutatis mutandis) as the Financing Fees set forth in Section 2(b) hereof. The Tail Financing Fees shall be calculated based on the aggregate purchase price of any securities of Company or any affiliate or successor of Company issued or sold to any Approved Investors during the Term or during the term of any prior engagement agreement between the Company and Collage or its affiliates or predecessors and are participating in any subsequent private offering (excluding any Transaction, each such issuance, a “Subsequent Financing”) for which a closing is consummated during the Tail Period. As used in this Agreement “Tail Period” means the [***]-month period following the end of the Term. In addition, the Company shall issue warrants (the “Tail Warrants”) to Collage or its designees to purchase an aggregate number of shares of common stock of the Company calculated in the manner and issued in the form (in each case, mutatis mutandis) as the Financing Warrants set forth in Section 2(c) hereof. Payment of the Tail Financing Fees via wire transfer of immediately available funds (or in such other manner as Collage may direct) and issuance of Tail Financing Warrants is due at the closing of any and all Subsequent Financing(s) consummated during the Tail Period. Notwithstanding anything to the contrary, nothing in this Agreement shall be duplicative with, or otherwise limit in any respect, any rights of Collage to receive compensation in connection with any Subsequent Financing or Transaction that is not a Financing pursuant to any other agreement between the parties.

(g) Success Fee Adjustment. If, during the Term or the Tail Period, the Company retains the services of a FINRA-registered broker-dealer with a major life sciences practice (a “Bank”) to assist in the consummation of a Transaction, then the Financing Fee, Company Transaction Fee, License Transaction Fee, whichever is applicable, that would be due and payable to Collage, in the reasonable discretion of the Company and upon written notice to Collage, may be reduced by up to [***] in the Company’s sole discretion; provided, however, that such fees shall not be reduced for any transaction for which (i) the Company has received a term sheet, letter of intent, or non-binding offer (an “Offer”) prior to the date that the Company enters into an engagement agreement with a Bank and (ii) the Company closes such transaction on substantially the economic terms of the Offer. For the purposes of the preceding clause, a transaction will be considered to have closed on “substantially the same economic terms as contained in the Offer” if the Aggregate Consideration due to the Company upon the closing of such transaction is equal to between [***] and [***] of the amount of Aggregate Consideration that would have been due to the Company under the Offer. Further, any fees otherwise due to Collage that are reduced pursuant to this Section shall not be reduced by more than the minimum amount due to Collage under the other provisions of this Agreement.

(h) Excluded Securities. Notwithstanding any other provisions of this Agreement, a Financing or a Subsequent Financing shall not include the following types of offers, sales, issuances or grants of securities and no fees or payments shall be owed by Company hereunder in connection with such offers, sales, issuances or grants: (i) the issuance by Company of shares of common stock to Collage or the exercise of any convertible securities sold in a Financing; (ii) the issuance by Company of shares of common stock or any securities convertible into shares of common stock, upon the exercise or conversion of common stock equivalents (i.e., options, warrants, convertible promissory notes, etc.) that are outstanding prior to the applicable closing date, including without limitation any conversion of Company’s SAFEs or convertible promissory notes into preferred securities of Company in connection with a Financing; (iii) the grant or issuance by Company of shares of common stock, options, warrants or other equity awards to employees, officers, directors, consultants or advisors of Company pursuant to plans or agreements approved by Company’s Board of Directors or a duly authorized committee of Company’s Board of Directors, and the issuance of shares of common stock in respect thereof; (iv) the issuance of securities by Company in connection with an Initial Public Offering (“IPO”) or pursuant to an effective registration statement in connection with a public offering by Company (including, without limitation, the issuance of Company securities upon conversion of Company securities in connection with an IPO or other public offering); (v) the issuance of securities in connection with sponsored research, collaboration, technology license, development, OEM, distribution, marketing, services or other similar agreements or strategic partnerships approved by a majority of the disinterested members of Company’s Board of Directors; (vi) the issuance of securities as a dividend or distribution to stockholders of Company; or (vii) the issuance of securities to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Company’s Board of Directors.

3. Use of Information.

(a) In connection with Collage providing the Services to the Company, the Company will furnish Collage with all financial and other materials, information and data regarding the Company that Collage reasonably requests and, in all cases, relevant to any Transaction involving Collage (all such information so furnished by the Company, being referred to herein as the “Information”). All such materials, information and data shall be complete and accurate in all material respects and not misleading. The Company agrees to promptly advise Collage of all developments materially affecting the Company, any proposed Transaction involving Collage or the completeness or accuracy of the information previously furnished to Collage, and agrees that no material changes relating to any Information provided in connection with a proposed Transaction involving Collage will be taken without, to the extent commercially reasonable, Collage having been consulted in advance thereof and, in any case, Collage being notified thereof promptly thereafter. The Company will provide Collage with reasonable access to the officers, directors, employees, independent accountants, legal counsel, and other advisors and consultants for the Company. The Company recognizes and agrees that Collage (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

(b) Non-public Information provided by or on behalf of the Company to Collage pursuant to this Agreement is confidential and proprietary in nature and shall be used solely by Collage (and its advisors, directors, officers, employees, contractors, affiliates or other agents) in the course of the services contemplated by this Agreement and will be treated confidentially. Except as otherwise required by law or regulation, Collage will not disclose such information to any third party other than its advisors, directors, officers, employees, contractors, affiliates or other agents without the Company’s prior consent; provided that Collage may provide such information to any potential investors in the Transaction pre-approved by the Company in accordance with this Agreement. Upon the Company’s written request at any time, including, without limitation, after the termination of this Agreement, Collage shall return or destroy any or all non-public Information provided by or on behalf of the Company to Collage; provided, however, that Collage may retain copies of the such Information to the extent required to comply with applicable law or the rules of any regulatory authority or its internal document retention policies. In the event that Collage is legally required to make disclosure of any of the Information, Collage will, to the extent permitted by applicable law, give the Company a reasonable opportunity to seek, at the Company’s sole expenses, a protective order with respect to such information. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, Collage will furnish only that portion of the Information or any facts which Collage is legally required to disclose and Collage will exercise reasonable efforts to obtain confidential treatment of the Information so disclosed.

(c) The foregoing paragraph shall not apply to information that: (i) at the time of disclosure by the Company to Collage is, or thereafter becomes, generally available to the public or within the industries in which the Company or Collage or its affiliates conduct business, other than as a result of a breach by Collage of its obligations under this Agreement; (ii) prior to or at the time of disclosure by the Company to Collage, was already in the possession of, Collage or any of its affiliates, or developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to Collage or its affiliates other than from the Company; (iii) at the time of disclosure by the Company to Collage or thereafter, is obtained by Collage or one of its affiliates from a third party whom Collage reasonably believes to be in possession of the Information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or (iv) is independently developed by Collage or its affiliates from sources other than the confidential information provided to Collage by the Company.

(d) The Company acknowledges that Collage is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, Collage and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, or the debt or equity securities of the Company’s affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, Collage may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company. The Company also acknowledges that Collage and Collage’s affiliates have no obligation to use in connection with this engagement or to furnish the Company with confidential information obtained from other companies or persons. Furthermore, the Company acknowledges that Collage may have fiduciary or other relationships whereby Collage may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, investors or others with interests in respect to a Financing. The Company acknowledges that Collage may exercise such powers and otherwise perform Collage’s functions in connection with such fiduciary or other relationships without regard to Collage’s relationship with the Company hereunder.

(e) The Company acknowledges that all advice (written or oral) given by Collage to the Company is intended solely for the benefit and use of the Company. Other than to the extent required to be reflected in the Company’s board of directors and committee meeting minutes, no advice (written or oral) of Collage hereunder shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to Collage be made by the Company (or such persons), without the prior written consent of Collage unless required by law, rule or regulation, or by order of a governmental authority or court of competent jurisdiction.

4. Certain Acknowledgments and Representations. The Company acknowledges that Collage is acting as an independent contractor in connection with its engagement hereunder. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights on any persons not a party hereto (including security holders, employees, creditors or agents of the Company) against Collage or its affiliates or their respective directors, managers, officers, agents, and employees. The Company acknowledges that Collage is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company should consult with its own advisors concerning such matters and is responsible for making its own independent investigation and appraisal of the terms and conditions of any Transaction made or effected pursuant to this Agreement, and Collage has no responsibility or liability to the Company with respect to such matters. The Company acknowledges that Collage has certain responsibilities and reporting obligations stemming from its status as a registered broker-dealer and member firm with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Company agrees to provide information or perform actions reasonably requested by Collage in connection with its FINRA responsibilities or any duties or obligations arising under applicable state or federal securities laws. The Company acknowledges and agrees that the Services provided under this Agreement will be substantially performed on behalf of Collage certain licensed registered representatives of Collage (the “Registered Representatives”). Collage represents and warrants that it has supervisory responsibility over the Registered Representatives and covenants that it will be responsible for all compliance related matters with respect to investors introduced by Registered Representatives to the Company.

5. No Bad Actor Disqualification and Certain Other Representations. Neither Collage nor any person associated with Collage who is or will be paid (directly or indirectly) remuneration for solicitation of investors on behalf of the Company, or any director, executive officer, registered representative, affiliate or other officer of Collage participating in the solicitation of investors on behalf of the Company (each, an “Collage Covered Person” and, together, “Collage Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). Collage has exercised reasonable care to determine whether any Collage Covered Person is subject to a Disqualification Event. None of the Company or any of its respective predecessors, affiliated issuers, directors, managers, executive officers, or other officers that may participate in the Financing, nor any beneficial owner of 20% or more of its outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of any sale of Securities (each, a “Company Covered Person”), will be subject to a Disqualification Event, except to the extent, if any, that a Disqualification Event is covered by Rule 506(d)(2) or (d)(3) of the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company shall provide prompt written notice to Collage prior to any closing of a Transaction of any Disqualification Event relating to any Company Covered Person or any event that would, with the passage of time, become such a Disqualification Event. The Company will comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will furnish to Collage a copy of any disclosures to be provided thereunder.

(a) Neither the Company nor any of its affiliates, nor any officer, director or executive manager, sponsor, general partner, manager or advisor of the Company or any of its affiliates, is currently or has been the subject of any FINRA, SEC or other federal agency (e.g., the Food and Drug Administration, the Centers for Medicare and Medicaid Services, the Internal Revenue Service), or state disciplinary action or proceeding or criminal complaint within the last ten years. The Company further covenants to Collage that if the Company discovers that the Company or any of its affiliates, or any officer, director or executive manager, sponsor, general partner, manager or advisor of the Company or any of the Company’s affiliates becomes the subject of any FINRA, SEC or other federal agency, or state disciplinary action or proceeding or criminal complaint, that the Company shall promptly (i.e., in all events, at least three business days prior to any planned closing of a Transaction) provide written notice to Collage of the existence of said action, proceeding or complaint and, to the extent permitted by applicable law, any other details and information that Collage may reasonably request from time to time about the same.

(b) Except as has been described to Collage in writing, the Company does not intend to use any of the investor proceeds received pursuant to any Financing to make or repay any loans to, purchase any assets from, or otherwise direct any investor proceeds to any officer, director, or executive manager of the Company, sponsor, general partner, manager, advisor, or any of the Company’s affiliates except in the normal course of business or as has been described to Collage (including to Collage’s Mr. J. Dexter Pearson via email) in writing. The Company further covenants that if the Company decides to use any investor proceeds received pursuant to a Financing to make or repay any loans to, purchase any assets from, or otherwise direct any investor proceeds to any officer, director, or executive manager of the Company, sponsor, general partner, manager, advisor, or any of the Company’s affiliates except in the normal course of business or has been disclosed to Collage in writing, the Company shall promptly provide written notice to Collage of such change in intentions and any other details and information that Collage may reasonably request from time to time about the same.

(c) Neither the sale of the securities by Company, nor any use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, nor any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Company is not a person (i) whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) who engages in any dealings or transactions, or is otherwise associated, with any such person. Company is in compliance in all material respects with the USA Patriot Act of 2001 (signed into law October 26, 2001).

6. Absence of Fiduciary Relationship. The Company acknowledges and agrees that it is a sophisticated business enterprise and that Collage has been retained pursuant to this Agreement to act as a financial advisor in the capacities set forth above solely with respect to the matters set forth herein. In such capacity, Collage shall act as an independent contractor, and any duties of Collage arising out of its engagement pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other pursuant to this Agreement.

7. Use of the Company’s Name and/or Logo. Subject to the Company’s approval, Collage may place announcements or advertisements using the Company’s name and logo in financial or general marketing materials describing Collage’s Services hereunder.

8. Indemnity. Each party (an “Indemnifying Party”) shall indemnify, hold harmless, and defend the other party, its affiliates and their respective owners, officers, directors, employees, agents, successors and permitted assigns (collectively, “Indemnified Party”) from and against any and all claims, costs, losses, deficiencies, judgments, settlements, interest, awards, fines, causes of action, damages, liabilities, penalties, taxes, assessments, charges, punitive damages and expenses of whatever kind, that are incurred by an Indemnified Party (collectively, “Losses”) as a result of any: (a) intentional or material breach by, or willful misconduct of, the Indemnifying Party with regard to its representations, warranties, covenants or other obligations set forth in this Agreement; or (b) failure by the Indemnifying Party to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under this Agreement including all Securities Laws. For purposes of the foregoing, “Securities Laws” means the Securities Act, the Exchange Act (including Section 15(a) thereof), the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, all FINRA rules and regulations, the applicable securities laws of any state or foreign jurisdiction, and any applicable rules and regulations promulgated under any of the foregoing. Nothing in the Agreement will be construed as rendering either Party liable, under any circumstances and under any theory of law, in respect of any indirect, incidental, special, consequential or punitive damages. The aggregate liability of all Indemnifying Parties to the Indemnified Parties, under any statute, common law, contract, tort or otherwise, for any Loss suffered by such party arising from or in connection with this Agreement will not exceed an amount equal to the amount of the fees actually received by Collage under this Agreement plus, in the case any fees or expenses are owed to Collage, but have not been paid pursuant to the terms of this Agreement, then, with respect to such fees and expenses, the amount of such fees and expenses.

9. Termination of Engagement. The term of Collage’s engagement hereunder and this Agreement (the “Term”) will begin on the Effective Date and end immediately upon the earlier of (a) the mutual written agreement of the parties this Agreement, (b) one party providing the other party with at least 15 days’ prior written notice of termination. As of the Effective Date, this Agreement supersedes and replaces the Advisory Services Agreement dated June 1, 2024 by and between the Company and Collage (the “Prior Agreement”) in its entirety, which shall be of no further force or effect except with respect to the aggregate amount of warrants owed by the Company to Collage exercisable for an aggregate number of shares of the Common Stock equal to 582,479 (such amounts collectively, the “Outstanding Compensation”) that were earned by Collage before the Effective Date. Notwithstanding any such termination, Sections 2, 3, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 shall survive the Term and remain in full force and effect thereafter and be binding on the parties in accordance with such Sections terms. A final Exhibit A shall be prepared and agreed to by the Company and Collage within 30 days of the termination of this Agreement.

10. Notices. Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by electronic mail transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business following delivery in person or by electronic mail outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:

If to the Company:

Retension Pharmaceuticals, Inc.

c/o Redux Therapeutics, LLC

902 Turkey Run Road

McLean, VA 22101

Attention: [***]

Email: [***]

If to Collage:

Collage Venture Partners LLC

929 Alton Road, Suite 500

Miami Beach, FL 33139

Attention: [***]

Email: [***]

11. Governing Law. All controversies which may arise between the parties concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of laws provisions that would require the application of laws of any other jurisdiction. The prevailing party in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. The parties agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of any party with respect to any matter whatsoever relating to or arising from this Agreement, the engagement of Collage hereunder, or any Transaction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

12. Assignment. This Agreement may not be assigned by any party without the prior written consent of other party.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Signatures to this Agreement may be exchanged by electronic transmission (e.g., DocuSign or portable document format) and such signatures shall be deemed original signatures of the parties hereto.

14. Modification and Waiver. No provision of this Agreement may be modified, amended, waived, or discharged unless such waiver, amendment, modification, or discharge is agreed to in writing and signed by each of the parties. The waiver by any party to the performance or breach of any of the terms and conditions of this Agreement shall not be construed as such party thereafter waiving such terms and conditions or as waiving any other terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

15. Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision of this Agreement will not be deemed to affect the validity or enforceability of any other provision hereof. In the event any provision of this Agreement is held to be invalid or unenforceable, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by each of the parties subsequent to the expunging of the invalid or unenforceable provision.

16. Interpretation. The language used in this Agreement has been and shall be construed as if each of the parties prepared this Agreement.

17. Expenses. Whether or not any Transaction is consummated or this Agreement is terminated, as partial consideration to Collage for the performance of its services hereunder, Company shall pay all reasonable, out-of-pocket and documented fees, costs and expenses incident hereto and to services performed by Collage pursuant hereto or in connection herewith, including, without limitation, those incurred in connection with (a) all reasonable and documented fees and expenses of legal, accounting and other advisers to Company and (b) the reasonable and documented fees, costs and expenses of Collage, including all reasonable travel, long-distance telephone call, photocopying, courier, and related other out-of-pocket expenses incurred by Collage in connection with, related to or arising from this Agreement, including, without limitation, the fees, costs and expenses of Collage’s counsel (collectively, the “Collage Expenses”); provided, however, that in no event shall Company be obligated to pay Collage Expenses in excess of $50,000 in the aggregate without the Company’s consent, not to be unreasonably withheld; provided, further, that the foregoing limitation on fees and expenses shall in no way affect the obligations of Company with respect to the indemnification provisions set forth in this Agreement. All Collage Expenses shall be payable to Collage by Company within 30 days after Company’s receipt of an invoice from Collage from time to time for the same.

18. Entire Agreement. This Agreement (together with all the Exhibits hereto) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersedes and replaces in all respects any and all prior negotiations, correspondence, agreements, understandings, duties and obligations between the parties with respect to the subject matter hereof and thereof.

19. Termination of Prior Agreement. The parties hereby terminate the Prior Agreement effective as of the date hereof. From and after the Effective Date, the Prior Agreement shall have no further force or effect, and the rights and obligations of each of the parties shall terminate, except with respect to the Outstanding Compensation owed by the Company to Collage, including without limitation, any obligation of the Company to make payments to Collage and any obligations that would arise in connection with or are otherwise related to the transactions contemplated by the Prior Agreement. Except for the Outstanding Compensation, Collage hereby acknowledges and agrees that (a) the Company shall not have any obligation to make any payments to Collage and no payments or reimbursement of fees or expenses are owed by the Company to Collage pursuant to the Original Agreement, and (b) to the extent applicable, all accrued and unpaid or unissued compensation under the Original Agreement, including, without limitation, accrued and unpaid cash fees, are hereby irrevocably waived and forgiven by the Collage with no further recourse against Company or any its affiliates, or officers, directors, employees, advisors, and representatives.

[Signature Page Follows]

Collage is delighted to accept this engagement and looks forward to working with the Company on this matter. Please confirm that the foregoing is in accordance with the Company’s understanding of the agreement between the parties hereto by signing, dating, and returning to us an original or copy of this Agreement.

Collage Venture Partners LLC

By:	/s/ J. Dexter Pearson
Name:	J. Dexter Pearson
Its:	Chief Executive Officer

Agreed to and accepted by:

Retension Pharmaceuticals, Inc.

By:	/s/ Eric L. Keller
Name:	Eric L. Keller
Its:	Chief Executive Officer

Exhibit A

Approved Investors

To be amended or supplemented by the parties from time to time as necessary in accordance with the terms of this Agreement, including Section 1(a).